Exhibit 23.1




INDEPENDENT AUDITORS' CONSENT


We consent to the use in Amendment No. 1 to Registration Statement No. 333-97907 of Riviera Holding Corporation on Form S-4 of our report dated February 12, 2002, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.


DELOITTE & TOUCHE LLP
Las Vegas, NV

September 25, 2002